Exhibit 10.1

AMENDMENT NO. 1 TO THE
 3-YEAR CREDIT AGREEMENT

Dated as of May 13, 2009

AMENDMENT NO. 1 TO THE 3-YEAR CREDIT AGREEMENT (this “Amendment”), dated as of May 13, 2009 among The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)           The Company, the Lenders and the Agent have entered into a 3-Year Credit Agreement dated as of July 18, 2008 (the “Credit Agreement”).  Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.

(2)           The Company, the Required Lenders and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to the Credit Agreement.  The Credit Agreement is, effective as of the date set forth above and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) Section 1.01 is amended by adding the following proviso to the end of the definition of “EBITDA”:

; provided, that, in addition to (and without duplication of) the foregoing, in the determination of operating income (or operating loss) for purposes hereof, any and all effects of any GM Event (other than any cash charges related to severance or lease termination costs) that result in reductions in operating income (or increases in operating loss) in the financial statements of the Company and/or any of its Subsidiaries shall be disregarded; provided, further, that the maximum aggregate amount of any cash charges that may be so disregarded pursuant to this proviso shall be $150,000,000 and the maximum aggregate amount of any non-cash charges that may be so disregarded pursuant to this proviso shall be $100,000,000 (it being understood that non-cash charges resulting from a GM Event in excess of such amount may be included with other non-cash charges added back pursuant to clause (c) of this definition, to the extent otherwise permitted by such clause (c)).

(b) Section 1.01 is amended by adding the following new defined term in its appropriate alphabetical order:

“GM Event” means any bankruptcy, liquidation or other event or circumstance of the kind described in Section 6.01(e) hereof (without regard to the proviso thereof or any grace period or notice provided for therein), or any reorganization or restructuring outside of bankruptcy or other similar law, occurring with respect to General Motors Corporation and/or any of its Affiliates, or any other adverse change, event or circumstance with respect to any such Person that results in charges, write-offs or other reductions in operating income (or increases in operating loss) of the Company and/or its Subsidiaries, and includes any of the foregoing events, changes or circumstances with respect to automobile dealerships dealing in General Motors vehicles following any GM Event with respect to General Motors Corporation and/or any of its Affiliates.

SECTION 2. Conditions of Effectiveness.  This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Company and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment.

SECTION 3. Representations and Warranties of the Company.  The Company represents and warrants as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business.

(b) The execution, delivery and performance by the Company of this Amendment and the Credit Agreement and each of the Notes, as amended hereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Company or of any judgment, injunction, order, decree, material agreement or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Consolidated Subsidiaries.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Amendment or the Credit Agreement and the Notes, as amended hereby.

(d) This Amendment has been duly executed and delivered by the Company.  This Amendment and each of the Credit Agreement and the Notes, as amended hereby, are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to general principles of equity.

(e) There is no action, suit, investigation, litigation or proceeding pending against, or to the knowledge of the Company, threatened against the Company or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a significant probability of an adverse decision that (i) would have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement or any Note or the consummation of the transactions contemplated hereby.

SECTION 4. Reference to and Effect on the Credit Agreement and the Notes.  (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)           The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, or constitute a waiver of any provision of the Credit Agreement.

(d)           Each of the Agent and the Required Lenders signatory hereto hereby agrees and confirms that, for purposes of determining whether any “Material Adverse Change” or “Material Adverse Effect” exists or has occurred or will or may occur, with respect to any representation, covenant or agreement or for any other purpose under the Credit Agreement or this Amendment, any and all effects of a GM Event shall be disregarded.

SECTION 5. Costs and Expenses.  The Company agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of law provisions that might require the application of the laws of a different jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, effective as of the date first above written.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By: /s/ Ellen T. Johnson
Title: Senior Vice President and Treasurer

CITIBANK, N.A.,
as Agent, as Lender and as Issuing Bank

By /s/ Shannon Sweeney
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By: /s/ Michelle Cipriani
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Thomas T Rogers
Title: Senior Vice President

MORGAN STANLEY BANK

By: /s/ Paul Fossati
Title: Authorized Signatory

UBS LOAN FINANCE LLC

By: /s/ Irja Otsa
Title: Associate Director

By: /s/ Marie Haddad
Title: Associate Director

ING CAPITAL FINANCE

By: /s/ Bill James
Title: Managing Director